UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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WAITR HOLDINGS INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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844 Ryan Street, Suite 300

Lake Charles, Louisiana 70601

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 5, 2019

Dear Waitr Holdings Inc. Stockholder:

NOTICE IS HEREBY GIVEN that the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Waitr Holdings Inc. (the “Company”), a Delaware corporation, will be held on Wednesday, June 5, 2019 at 9:00 a.m. CDT at the Golden Nugget Lake Charles Hotel & Casino, located at 2550 Golden Nugget Boulevard, Lake Charles, Louisiana 70601, for the following purposes, as proposed by our Board of Directors:

1.

To elect Pouyan Salehi and Steven L. Scheinthal as Class I directors to serve until the 2022 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified or until their earlier resignation, death or removal;

2.	To ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

3.	To transact such other business as may properly be raised at the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 17, 2019 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the accompanying Proxy Statement and to submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail or, if you received printed proxy materials, on the enclosed proxy card.

By Order of the Board of Directors,

/s/ Damon Schramm

Damon Schramm
Chief Legal Officer and Secretary

Lake Charles, Louisiana

April 26, 2019

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 5, 2019:

The Proxy Statement and the 2018 Annual Report to Stockholders, which consists of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, are available at https://www.cstproxy.com/waitrapp/2019. We expect the proxy materials to be mailed and/or made available to each stockholder entitled to vote on or before April 26, 2019.

i

WAITR HOLDINGS INC.

844 Ryan Street, Suite 300

Lake Charles, Louisiana 70601

PROXY STATEMENT

FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 5, 2019

QUESTIONS AND ANSWERS ABOUT THE 2019 ANNUAL MEETING OF STOCKHOLDERS

Why am I receiving these materials?

These proxy materials are being furnished to you in connection with the solicitation by the Board of Directors (the “Board”) of Waitr Holdings Inc. (“Waitr,” the “Company,” “we,” “us” or “our”) (f/k/a Landcadia Holdings, Inc. (“Landcadia”)) of proxies to be voted at our 2019 Annual Meeting of Stockholders (the “Annual Meeting”) or at any adjournment or postponement thereof. The Annual Meeting will be held on Wednesday, June 5, 2019 at 9:00 a.m. CDT at the Golden Nugget Lake Charles Hotel & Casino, located at 2550 Golden Nugget Boulevard, Lake Charles, Louisiana 70601. In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”), we sent out a Notice of Internet Availability of Proxy Materials on or before April 26, 2019 and provided access to the proxy materials over the Internet on or before that date, to the holders of record and beneficial owners of our common stock at the close of business on April 17, 2019 (the “Record Date”).

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we mailed a Notice of Internet Availability of Proxy Materials to our stockholders (other those who previously requested paper copies) on or before April 26, 2019. The Notice of Internet Availability of Proxy Materials contains instructions on how to (i) access and view the proxy materials over the Internet, (ii) vote and (iii) request a paper or electronic copy of the proxy materials. In addition, if you received paper copies of our proxy materials and wish to receive all future proxy materials, proxy cards and annual reports electronically, please follow the electronic delivery instructions on cstproxyvote.com. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce both costs and the environmental impact of the Annual Meeting.

What am I being asked to vote on?

You are being asked to vote, either in person or by proxy, on the following items:

•

the election of two Class I directors to serve until the 2022 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified or until their earlier resignation, death or removal; and

•	the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

In addition, you are entitled to receive notice of and to vote on any other matters that are properly brought before the Annual Meeting or at any adjournments or postponements thereof.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by proxies will be voted, and our Board recommends that you vote, as follows:

•	“FOR” the election of each of the Class I director nominees; and

•	“FOR” the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

Who is entitled to vote at the Annual Meeting?

The Record Date for the Annual Meeting is April 17, 2019. You are entitled to vote at the Annual Meeting only if you were a Waitr stockholder at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. On each matter to be voted on at the Annual Meeting, you are entitled to one vote for each share of common stock held as of the Record Date. Stockholders have no right to cumulative voting as to any matter, including the election of directors. At the close of business on the Record Date, there were 69,676,327 shares of common stock issued and outstanding and entitled to vote at the Annual Meeting.

How can I attend the Annual Meeting?

You are entitled to attend the Annual Meeting only if you were a Waitr stockholder as of the Record Date or you hold a valid proxy for the Annual Meeting. In order to attend the Annual Meeting, you must present a valid, government-issued photo identification, such as a driver’s license or passport. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you must provide the foregoing identification as well as a valid proxy from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares at the Annual Meeting. All bags, briefcases and packages will be held at registration and will not be allowed in the meeting.

If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.

If you requested to receive printed proxy materials, please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card. If you are voting by Internet, please indicate whether you plan to attend if prompted.

How many shares must be present or represented to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. A majority of the voting power of all outstanding shares entitled to vote, present in person or represented by proxy, will constitute a quorum. If a quorum is not present at the Annual Meeting, no business can be transacted at that time, and the meeting will be continued, adjourned or postponed to a later date. A stockholder’s instruction to “withhold” authority, abstentions and broker non-votes will be counted as present for purposes of determining quorum. See “What is a `broker non-vote’?” and “What is an abstention and how will votes withheld and abstentions be treated?” below for an explanation of broker non-votes, abstentions and votes withheld.

What is the difference between a “stockholder of record” and a “street name” holder?

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are considered, with respect to those shares, a “stockholder of record.” If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust or other similar organization, you are considered the beneficial owner of shares held in “street name.”

How do I vote if I am a stockholder of record?

We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting. If you are a stockholder of record, there are two ways to vote by proxy:

•	By Internet: You can vote over the Internet at cstproxyvote.com by following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card; or

•	By Mail: You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

Internet voting for eligible stockholders of record will close at 11:59 p.m. EDT on Tuesday, June 4, 2019. The giving of an Internet proxy will not affect your right to vote in person at the Annual Meeting should you choose to attend. If you choose to attend the Annual Meeting, you will have the ability to change your vote.

How do I vote if my shares are held in “street name”?

If your shares are held in street name through a broker, bank, trustee or nominee, you will receive instructions on how to vote from your broker, bank, trustee or nominee. You must follow those instructions in order for your shares to be voted. If your shares are not registered in your own name and you would like to vote your shares in person at the Annual Meeting, you must obtain a valid proxy from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares at the Annual Meeting.

Can I change my vote or revoke my proxy?

If you are a stockholder of record, you may change your vote or revoke your proxy at any time prior to the final vote at the Annual Meeting by:

•	granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method);

•	providing written notice of revocation to our Secretary at Waitr Holdings Inc., 844 Ryan Street, Suite 300, Lake Charles, Louisiana 70601, prior to or at the Annual Meeting; or

•	attending the Annual Meeting and voting in person.

Your most recent proxy submitted by proxy card or Internet is the one that is counted. Your attendance at the Annual Meeting by itself will not automatically revoke your proxy.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

How many votes are needed to approve each proposal?

The following table summarizes the votes needed to approve each proposal, the effect of withhold votes/abstentions and whether broker discretionary voting is permitted.

Proposal	Vote Required	Withheld Votes/Abstentions Counted as a “No” Vote?	Discretionary Vote Allowed?

Election of directors	Plurality	No	No

Ratification of the appointment of independent registered public accounting firm	Majority of Votes Cast	No	Yes

Under our second amended and restated bylaws (the “Bylaws”), directors are elected by a plurality of the votes cast for each such director by holders of our shares of common stock present in person or represented by proxy and entitled to vote on the election of directors at the Annual Meeting. A “plurality” means that the two director nominees receiving the highest number of “FOR” votes from holders of our shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be elected. Votes “withheld” and broker non-votes will have no effect on the outcome of the election of directors.

Also under our Bylaws, any matter other than the election of directors is decided by the vote of a majority of votes cast by holders of our shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Any matter or proposal for which the vote required is a “majority” will be approved if the votes cast “FOR” such proposal exceed the number of votes cast “AGAINST” such proposal. Abstentions and broker non-votes will not affect the outcome of such votes, because abstentions and broker non-votes are not considered to be votes cast under our Bylaws.

What is a “broker non-vote”?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum, but will not be able to vote your shares with respect to “non-discretionary” matters unless you provide instructions on how to vote in accordance with the information and procedures that your broker has provided to you in accordance with the Nasdaq Stock Market (“Nasdaq”) rules.

If you are a beneficial owner whose shares are held of record by a broker, your broker has “discretionary voting” authority under Nasdaq rules to vote your shares on “routine” matters, such as the ratification of Moss Adams LLP as our independent registered public accounting firm, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority absent specific instructions from you to vote on the election of directors, which is considered a “non-routine” matter. If you don’t vote on non-routine matters, a broker non-vote will occur and your shares will not be voted on these matters.

What is an abstention and how will votes withheld and abstentions be treated?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposal regarding the ratification of the appointment of our independent registered public accounting firm, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions, though counted for the purposes of determining a quorum, will not be counted as votes cast and therefore will have no effect on the outcome of any of the proposals.

Who will count the votes?

Continental Stock Transfer & Trust Company has been engaged as our independent agent to tabulate stockholder votes. If you are a stockholder of record, your executed proxy card is returned directly to Continental Stock Transfer & Trust Company for tabulation. As noted above, if you hold your shares through a broker, your broker returns one proxy card to Continental Stock Transfer & Trust Company on behalf of all its clients. Damon Schramm will serve as Inspector of Elections at the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and will report the final voting results in a Current Report on Form 8-K, which we intend to file with the SEC within four business days after the Annual Meeting.

What if I return a proxy card but do not make specific choices?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated both on page 1 of this Proxy Statement, as well as with the description of each proposal in this Proxy Statement.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named in the proxy card will vote your shares in accordance with their best judgment.

Who pays for the expenses of solicitation?

Our Board is soliciting your proxy on behalf of the Company. The Company pays for the costs of the distribution of the proxy materials and solicitation of proxies. As part of this process, we reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses for forwarding proxy and solicitation materials to our stockholders. Our directors, officers and employees may also solicit proxies on our behalf in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies.

What does it mean if I receive more than one set of materials?

If you receive more than one set of materials, that means your shares are registered in more than one name or are registered in different accounts. In order to vote all of the shares you own, you must either sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards or Notice of Internet Availability of Proxy Materials you receive.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

In accordance with our third amended and restated certificate of incorporation (the “Charter”), the Board is divided into three classes with staggered, three-year terms. The Board presently has nine members. There are three Class I directors whose term of office expires at the 2019 Annual Meeting: Joseph LeBlanc, Kian Salehi-Moshaei and Steven L. Scheinthal. Two of those Class I directors – Joseph LeBlanc and Kian Salehi-Moshaei – will not be standing for re-election at the Annual Meeting. Mr. Scheinthal and Pouyan Salehi have been nominated by the Company for election to the Board at the Annual Meeting. If elected at the Annual Meeting, our Board will be reduced to eight members and each of Messrs. P. Salehi and Scheinthal will serve until the 2022 Annual Meeting and until his successor has been duly elected and qualified, or, if sooner, until his death, resignation or removal.

All nominees have consented to be named in the Proxy Statement and to serve if elected. If, however, a nominee is unavailable for election, your proxy authorizes us to vote for a replacement nominee if the Board names one. As an alternative, the Board may reduce the number of directors to be elected at the meeting. Proxies may not be voted for a greater number of persons than the nominees presented.

A brief biography of each director nominee and each director whose term will continue after the Annual Meeting is set forth below under “Information Regarding Director Nominees and Current Directors.” The biographies below include information regarding specific experience, qualifications, attributes or skills of each director nominee or director that led the Corporate Governance and Nominating Committee (the “CGN Committee”) to determine that such individual should serve as a member of the Board as of the date of this Proxy Statement.

Vote Required

The proposal regarding the election of directors requires the approval of a plurality of votes cast by holders of shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Votes withheld or “broker non-votes” will have no effect on the outcome of the vote on this proposal.

The Board of Directors unanimously recommends a vote “FOR” the election of each of Pouyan Salehi and Steven L. Scheinthal as Class I directors.

INFORMATION REGARDING DIRECTOR NOMINEES AND CURRENT DIRECTORS

Nominees for Election to a Three-Year Term Expiring at the 2022 Annual Meeting of Stockholders (Class I Directors)

Pouyan Salehi, 39, is a director nominee. Mr. Salehi co-founded PersistIQ Inc. (“PersistIQ”) and has served as its Chief Executive Officer since March 2014. Mr. Salehi has also served as a member of the board of directors of PersistIQ since March 2014. Prior to founding PersistIQ, Mr. Salehi founded Lera Labs in June 2012 and co-founded StackMob and served as its Chief Operations Officer from August 2010 to November 2011. He also served in different roles at Apple from September 2007 through August 2010. Mr. Salehi holds a Bachelor of Mechanical Engineering from the University of Minnesota and an M.B.A. from Harvard Business School. Mr. Salehi was nominated by Arash Allaei pursuant to that certain Agreement and Plan of Merger, dated as of December 11, 2018 (the “Bite Squad Agreement”), by and between the Company, Wingtip Merger Sub, Inc. and BiteSquad.com, LLC (“Bite Squad”). We believe that Mr. Salehi is qualified to serve on our Board based on his leadership and technology industry experience. Mr. Salehi is the brother of current director Kian Salehi-Moshaei, who will not be standing for re-election at the Annual Meeting.

Steven L. Scheinthal, 57, has served as a member of our Board since the closing (the “Closing”) of the Landcadia Business Combination (as defined below). Mr. Scheinthal was the Vice President, General Counsel and Secretary of Landcadia from September 2015 until the Closing. Mr. Scheinthal has served as a member of the board of directors of Landry’s, Inc. since 1993 and as its Executive Vice President or Vice President of Administration, General Counsel and Secretary since September 1992. He also serves as a member of the board of directors, Executive Vice President and General Counsel of Fertitta Entertainment, Inc. which is the holding company for Landry’s, Inc., the Golden Nugget Hotels and Casinos and other assets owned and controlled by Tilman J. Fertitta. He devotes a substantial amount of time on behalf of all Fertitta companies, including Landry’s and Golden Nugget, to acquisitions, financings, human resources, risk, benefit and litigation management, union, lease and contract negotiations, trademark oversight and licensing and is primarily responsible for compliance with all federal, state and local laws. He was also primarily responsible for Landry’s corporate governance and SEC compliance from its IPO in 1993 and during the 17 plus years Landry’s operated as a public company. The foregoing experience provides the Company with valuable insight, skills and perspective. Prior to joining Landry’s, he was a partner in the law firm of Stumpf & Falgout in Houston, Texas. Mr. Scheinthal represented Landry’s, Inc. for approximately five years before becoming part of the organization. He has been licensed to practice law in the state of Texas since 1984. We believe that Mr. Scheinthal is qualified to serve on our Board based on his leadership and industry experience.

Class II Directors Continuing in Office Until the 2020 Annual Meeting of Stockholders

Sue Collyns, 52, has served as a member of our Board since April 2019. Ms. Collyns is the Chief Financial Officer of Beachbody, LLC, a privately held direct and multi-level marketer of the nation’s most popular fitness brands and weight loss solutions, since September 2014. Prior to joining Beachbody, LLC, from 2012 through 2014, she served as the Chief Financial Officer of Dun and Bradstreet, Credibility Corp., a privately held technology based subscription company offering web solutions for businesses seeking advice on strengthening their credit score and business reputation. Ms. Collyns has also served in various executive roles, including Chief Operating Officer, Chief Financial Officer and Company Secretary, for California Pizza Kitchen, Inc., a casual dining restaurant chain, from 2001 through 2011. Ms. Collyns currently serves on the board of directors of Potbelly Corporation (Nasdaq: PBPB), which owns, operates and franchises sandwich shops and is a member of the audit committee. Ms. Collyns also served on the board of directors for Zoes Kitchen, Inc. and served as audit committee chair and was a member of its nominating and governance committee from February 2014 to the company’s sale in November 2018. She is a Certified Public Accountant and holds a Bachelor of Economics degree from Macquarie University, in Sydney, Australia. We believe that Ms. Collyns is qualified to serve on our Board based on her extensive financial, leadership and industry experience.

Scott Fletcher, 37, has served as a member of our Board since the Closing. Mr. Fletcher is a long time executive and advisor to technology companies around the world. Through his career he has had roles at Microsoft in technical marketing, the telecommunications industry and as a management consultant. In 2009, Mr. Fletcher co-founded yReceipts, a successful e-receipts business that enabled offline retailers to send email receipts with integrated targeted marketing. In 2012, Mr. Fletcher joined Delivery Hero as the CEO of Australia and served in various roles until February 2017. Mr. Fletcher was promoted to the global management team at Delivery Hero in September 2013, acting as CEO in various markets and lead global initiatives including data science, logistics and research and development. In 2016, Mr. Fletcher became Global CTO at Delivery Hero, a role responsible for global technology. He also co-founded Code Pilot Corp. in 2018 and served as its

Chief Operating Officer from February 2018 to September 2018. Mr. Fletcher is an adviser to some early and later stage companies, helping them focus on growth and operational excellence, and he has been a partner in YMF Investments since 2017, investing globally in technology companies. Mr. Fletcher holds a B.S. from the University of Sydney in Australia. We believe that Mr. Fletcher is qualified to serve on our Board based on his extensive leadership experience in the food delivery space.

William Gray Stream, 39, has served on our Board since 2014. Mr. Stream and entities affiliated with his family have been investors in the Company since it was founded. Since December 2003, Mr. Stream has served as President of Matilda Stream Management, Inc., which manages the business and investing activities of the Stream family, and also as Manager of various related entities. He has also served as Vice President of M-Heart Corporation since December 2006, as President of Graystoke, Inc. since June 2005 and as President of Placid Indemnity Company, Inc. since December 2016. The Stream family owns and operates businesses primarily related to its land holdings in South Louisiana, including: oil and gas, environmental consulting, timber, agricultural as well as commercial and residential real estate development. In addition to its wholly owned operating companies, the Stream family manages a diverse portfolio of private investments in the asset management, technology, industrial services, hospitality and consumer products industries, among others. Mr. Stream formerly served as a director of publicly traded CKX Lands, Inc. (NYSEAMERICAN: CKX) from January 2007 to October 2017, including serving as Audit Committee Chairman from May 2011 to October 2017. In addition to his professional roles, Mr. Stream has served and led numerous charitable and civic causes. In 2010 he received the Southwest Louisiana Civic Service Award from the Chamber of Commerce. He has served on the Louisiana Innovation Council; the Governor’s Advisory Commission on Coastal Protection, Restoration, and Conservation; and the board of directors for the SWLA Economic Development Alliance. A passionate advocate for education and entrepreneurship, Stream currently serves on the Executive Committee for the Louisiana Committee of 100 for Economic Development as incoming Chairman. He formerly served on the Louisiana Board of Regents as Regent for the 3rd Congressional District, and also as Chairman of the National Hurricane Museum and Science Center. In 2018 Gray began serving as a director for the National World War II Museum. Prior to joining the Stream Companies, Mr. Stream worked for the 7th Congressional District of Louisiana in Washington, D.C. Mr. Stream is a graduate of Vanderbilt University and he received an MBA in Management and Finance from Rice University. We believe that Mr. Stream is qualified to serve on our Board based on his historic knowledge of the Company and his financial and managerial experience.

Class III Directors Continuing in Office Until the 2021 Annual Meeting of Stockholders

Christopher Meaux, 51, has been our Chief Executive Officer, a member of our Board, and is our founder, since 2013. Mr. Meaux also served as our President and Secretary from 2013 until the Closing. Mr. Meaux was selected as a member of the 2017 “Silicon Bayou 100.” He is also the recipient of the 2017 Jr. Achievement Startup Business of the Year and a finalist for the 2017 Ernst & Young Entrepreneur of the Year Award. Prior to founding the Company, Mr. Meaux was an entrepreneur in multiple ventures in the technology and restaurant industries including full-service and fast casual restaurants. Prior to entrepreneurship, Mr. Meaux had a 23-year career in technology serving in various management positions with McAfee Software, Optical Coating Labs, Inc. (“OCLI”), and Hyundai Electronics. At McAfee Software Mr. Meaux oversaw the European retail and distribution software business in Bracknell, U.K. Prior to that, Mr. Meaux was a regional manager for OCLI, a computer accessories manufacturer with sales leadership responsibilities for an 8-state region. Before OCLI, Mr. Meaux began his technology career as a territory manager for Hyundai Electronics computer division. We believe that Mr. Meaux is qualified to serve on our Board based on his historic knowledge of the Company and his extensive industry experience.

Tilman J. Fertitta, 61, has served as a member of our Board since the Closing. Mr. Fertitta was the Co-Chairman and Chief Executive Officer of Landcadia from September 2015 until the Closing. Since August 2010, Mr. Fertitta has been the sole shareholder, chairman and Chief Executive Officer of Fertitta Entertainment, Inc., which owns the NBA’s Houston Rockets, the restaurant conglomerate Landry’s and the Golden Nugget Casinos and is recognized today as a global leader in the dining, hospitality, entertainment and gaming industries. Mr. Fertitta was the sole shareholder at the time he took Landry’s public in 1993, and after 17 years as a public company, he was the sole shareholder in taking Landry’s private in 2010. Mr. Fertitta currently serves as Chairman of the Houston Children’s Charity, the Houston Police Foundation, and is currently the Chairman of the Board of Regents for the University of Houston. He also is on the Executive Committee of the Houston Livestock Show and Rodeo, one of the Nation’s largest charitable organizations. He also serves on the boards of the Texas Heart Institute and the Greater Houston Partnership. We believe Mr. Fertitta is qualified to serve on our Board based on his experience in the dining industry and as a public company director.

Jonathan Green, 41, has served as a member of our Board since the Closing. Mr. Green is a Partner at Luxor Capital Group, LP, and a principal at its affiliate, Lugard Road Capital GP, LLC. Luxor Capital Group, LP, is a New York-based hedge fund. He has served as a board member for a number of public and private Internet technology companies, including Delivery Hero. Prior to joining Luxor in 2004, Mr. Green worked at Wasserstein Perella and the spinoff of its financial restructuring group, Miller Buckfire & Co., where he represented clients in complex reorganizations. Mr. Green received B.A. degrees in Psychology and Economics from Brown University. We believe Mr. Green is qualified to serve on our Board based on his leadership and industry experience.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Board Leadership Structure

Mr. Meaux currently serves as our Chief Executive Officer and Chairman. The Board regularly evaluates its governance structure and has concluded that the Company and its stockholders are best served by not having a formal policy regarding whether the same individual should serve as both Chairman and Chief Executive Officer. This approach allows the Board to exercise its business judgment in determining the most appropriate leadership structure in light of the prevailing facts and circumstances facing the Company, including the composition and tenure of the Board, the tenure of the Chief Executive Officer, the strength of the Company’s management team, the Company’s recent financial performance, the Company’s strategic plan and the economic environment, among other factors.

We believe that a combined Chairman and Chief Executive Officer role helps provide strong and consistent leadership for our management team and Board of Directors. Based on the demonstrated success of our structure to date, both in terms of the functioning of the Board and the growth and performance of the Company, and the continued benefits of retaining Mr. Meaux’s strategic perspective in the position of Chairman, the Board believes that having a combined position is the appropriate leadership structure for the Company at this time.

Given the composition of the Board with a strong slate of independent directors, the Board does not believe that it is necessary to formally designate a lead independent director at this time, although it may consider appointing a lead independent director if the circumstances change.

Classified Board of Directors

Our Board consists of nine members and is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first Annual Meeting) serving a three-year term. The term of our Class I directors, consisting of Steven L. Scheinthal, Joseph LeBlanc and Kian Salehi-Moshaei, will expire at the Annual Meeting, with Mr. Scheinthal being nominated for re-election and Pouyan Salehi being nominated for election at the Annual Meeting; the term of our Class II directors, consisting of Sue Collyns, Scott Fletcher and William Gray Stream, will expire at our 2020 Annual Meeting of Stockholders; and the term of our Class III directors, consisting of Christopher Meaux, Tilman J. Fertitta and Jonathan Green, will expire at our 2021 Annual Meeting of Stockholders, or in each case until their respective successors are elected and qualified, or until their earlier resignation, removal or death.

Bite Squad Nomination Right

Pursuant to the Bite Squad Agreement, at the closing of the Company’s acquisition of Bite Squad on January 17, 2019 (the “Bite Squad Closing”), Arash Allaei nominated Kian Salehi-Moshaei as a member of our Board and has nomination rights until January 17, 2022 (36 months from the Bite Squad Closing). Kian Salehi-Moshaei will not be standing for re-election at the Annual Meeting. Mr. Allaei has nominated Pouyan Salehi for election at the Annual Meeting pursuant to this nomination rights under the Bite Squad Agreement.

Luxor Nomination Rights

Pursuant to the debt commitment letter entered into between the Company, Luxor Capital Group, LP, on behalf of Lugard Road Capital Master Fund, LP, and one of one or more of its funds and/or affiliates (collectively, “Luxor”) and the other parties thereto in connection with the acquisition by the Company of Waitr Incorporated pursuant to the Agreement and Plan of Merger, dated as of May 16, 2018 (the “Landcadia Merger Agreement”), by and among the Company, Waitr Inc. (f/k/a Landcadia Merger Sub, Inc.), and Waitr Incorporated (the transactions contemplated by the Landcadia Merger Agreement are referred to herein as the “Landcadia Business Combination”), Luxor nominated Jonathan Green as a member of our Board and will thereafter have nomination rights with respect to one director for so long as it satisfies a minimum ownership threshold as agreed by the parties.

Director Independence

Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, our Board has affirmatively determined that each of Ms. Collyns and Messrs. Fertitta, Fletcher, Salehi and Stream did not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is “independent” (as that term is defined under the applicable rules and regulations of the SEC and Nasdaq listing standards). Our Board has also determined that each member of the Audit Committee is independent for purposes of serving on our Audit Committee, as determined in accordance with applicable Nasdaq listing standards and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Additionally, our Board has determined that each member of the Compensation Committee is independent for purposes of serving on our Compensation Committee, as determined in accordance with applicable Nasdaq listing standards and Rule 10C promulgated under the Exchange Act. In making these determinations, the Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances the Board deemed relevant in determining independence, including the beneficial ownership of our common stock by each non-employee director, and the transactions involving them, if any, described in the section entitled “Certain Relationships and Related Person Transactions.”

Meetings of the Board and the Committees of the Board

Our Board met six times during the last fiscal year. The Audit Committee met four times, the Compensation Committee met two times and the CGN Committee met zero times. During 2018, each Board member other than Tilman J. Fertitta and former director Richard Handler attended at least 75% of the aggregate number of meetings of the Board and of the committees on which he served, in each case during the periods that he served.

We do not currently have a policy requiring directors to attend our Annual Meetings.

Board and Committee Self-Evaluations

Each of the Board and its committees conducts a self-evaluation at least annually to determine whether it and its committees are functioning effectively. These evaluations consider the performance of the Board or the committee, as the case may be, as a unit. The CGN Committee oversees this evaluation process. Each committee reports the results of its self-evaluation to the CGN Committee or the Board, as appropriate.

Committees of the Board

Our Board currently has three standing committees. The current composition and responsibilities of each of the committees is described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each of our Board committees operates under a written charter adopted by the Board. The committee charters are available on the Investor Relations section of our website at http://investors.waitrapp.com/corporate-governance/governance-highlights. A printed copy of each charter is available upon request.

Director	Independent	Audit Committee	Compensation Committee	CGN Committee
Christopher Meaux
Sue Collyns	X
Tilman J. Fertitta	X
Scott Fletcher	X
Jonathan Green
Joseph LeBlanc	X
Kian Salehi-Moshaei
Steven L. Scheinthal
William Gray Stream	X

Chairperson
Member
Audit Committee Financial Expert

Audit Committee

Our Audit Committee is responsible for, among other things, (i) appointing, retaining and evaluating the Company’s independent registered public accounting firm and approving all services to be performed by them; (ii) overseeing the Company’s independent registered public accounting firm’s qualifications, independence and performance; (iii) overseeing the financial reporting process and discussing with management and the Company’s independent registered public accounting firm the interim and annual financial statements that the Company files with the SEC; (iv) reviewing and monitoring the Company’s accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; (v) establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; and (vi) reviewing and approving related person transactions.

Ms. Collyns and Messrs. Stream, Fletcher and LeBlanc are members of our Audit Committee, with Mr. Stream serving as chair. All members of our Audit Committee are independent within the meaning of the federal securities laws and the meaning of the Nasdaq Rules. Each member of our Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq, and our Board has determined that Ms. Collyns and Messrs. Fletcher and Stream are each an “audit committee financial expert,” as that term is defined by the applicable rules of the SEC. Our Board has approved a written charter under which the Audit Committee operates.

Audit Committee Report

The Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2018. The Audit Committee has discussed with Moss Adams LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from Moss Adams LLP required by the applicable PCAOB requirements for the independent accountant communications with audit committees concerning auditor independence, and has discussed the independence of Moss Adams LLP with that firm. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

Respectfully submitted by the Members of the Audit Committee:

William Gray Stream, Chair

Scott Fletcher

Joseph LeBlanc

Compensation Committee

Our Compensation Committee is responsible for, among other things, (i) reviewing key employee compensation goals, policies, plans and programs; (ii) reviewing and approving the compensation for the Company’s directors, Chief Executive Officer and other executive officers; (iii) reviewing and approving employment agreements and other similar arrangements between the Company and the Company’s executive officers; and (iv) administering the Company’s stock plans and other incentive compensation plans. The Compensation Committee may delegate its authority to one or more subcommittees, consisting of one or more of its members, when the Compensation Committee deems it appropriate to do so to carry out its responsibilities.

Messrs. LeBlanc and Stream are members of the Compensation Committee, with Mr. LeBlanc serving as chair. Following the Annual Meeting, upon Mr. LeBlanc’s departure from our Board, Ms. Collyns is expected to be appointed as a member of the Compensation Committee. Each of Messrs. LeBlanc and Stream and Ms. Collyns qualifies as an independent director according to the rules and regulations of the SEC and Nasdaq with respect to compensation committee membership. Our Board has approved a written charter under which the Compensation Committee operates.

CGN Committee

The CGN Committee is responsible for, among other things, considering and making recommendations to our Board on matters relating to the selection and qualification of directors of the Company and candidates nominated to serve as directors of the Company, as well as other matters relating to the duties of directors of the Company, the operation of our Board and corporate governance.

Messrs. Stream and Fletcher are members of the CGN Committee, with Mr. Stream serving as chair. Our Board has approved a written charter under which the CGN Committee operates.

Procedure for Nominating Directors

The Board has delegated to the CGN Committee the responsibility of identifying suitable candidates for nomination to our Board (including candidates to fill any vacancies that may occur) and assessing candidate qualifications in light of the policies and principles in our Corporate Governance Guidelines and the CGN Committee charter. The CGN Committee has not adopted a written policy regarding stockholder nominations for directors. In accordance with our Bylaws, however, the CGN Committee will consider stockholder nominations for directors (see the section entitled “Stockholder Proposals” below). We did not receive any stockholder nominations or recommendations for any director in connection with the Annual Meeting. The CGN Committee will recommend prospective director candidates for the Board’s consideration, including those nominated by stockholders, and review the prospective candidates’ qualifications with the Board. The Board retains the ultimate authority to nominate a candidate for election by the stockholders as a director or to fill any vacancy that may occur. In identifying prospective director candidates, the CGN Committee may consider all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the prospective director candidate, his or her depth and breadth of business experience or other background characteristics, his or her independence, factors relating to the composition of the Board (including its size and structure), principles of diversity and the needs of the Board. The CGN Committee evaluates each director’s performance based on the same factors it uses to determine new director qualifications.

The Board continues to evaluate the composition of the Board and the qualifications and expertise of its directors and has, at times, retained a third-party search firm to assist the committee in identifying director candidates.

Code of Ethics and Corporate Governance Guidelines

We have adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees, including those officers responsible for financial reporting. We have also adopted Corporate Governance Guidelines, which, in conjunction with our Charter, Bylaws and charters of the committees of the Board, form the framework for our corporate governance. Our Code of Business Conduct and Ethics is available on our website at http://investors.waitrapp.com/corporate-governance/governance-highlights. As required by law and in accordance with the requirements of Item 5.05 of Current Report on Form 8-K, we intend to disclose on our website any amendments to our Code of Business Conduct and Ethics as well as any waivers of its requirements.

Prohibition against Hedging and Pledging Transactions

Pursuant to our insider trading policies, short sales of the Company’s securities are prohibited. This prohibition also applies to any derivative securities that provide the economic equivalent of ownership of any of the Company’s securities or an opportunity, direct or indirect, to profit from any change in the value of the Company’s securities. In addition, pursuant to our insider trading policies, pledging of our securities as collateral for a loan (or modifying an existing pledge) is not permitted.

Board’s Role in Risk Oversight

The Board is engaged in risk management oversight. At the present time, our Board has not established a separate committee to facilitate its risk oversight responsibilities, but expects to continue to monitor and assess whether such a committee would be appropriate. Management is responsible for assessing risk and for day-to-day risk management activities. Our Board executes its oversight for risk assessment and risk management both by acting directly and through its committees. More specifically, the Audit Committee assists the Board in its oversight of risk management and the process established to identify, measure, monitor, and manage risks, in particular but among others, major financial risks and compliance with legal and regulatory requirements. The Compensation Committee assesses risks arising from our compensation policies and practices. Our Board receives regular reports from management, as well as from the Audit Committee and Compensation Committee, regarding relevant risks and the actions taken by management to address them.

DIRECTOR COMPENSATION

The following table details certain information with respect to the compensation of each of our non-employee directors for the fiscal year ended December 31, 2018.

Director Compensation Table for the Year Ended December 31, 2018

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)		Total ($)
Tilman Fertitta	$—	$—	$—	$—		—
Scott Fletcher	—	—	—	—		—
Jonathan Green	—	—	—	—		—
Joseph LeBlanc	—	—	—	—		—
Kian Salehi	—	—	—	—		—
Steven L. Scheinthal	—	—	—	1,791,000	(1)	1,791,000
William Gray Stream	—	—	—	—		—
Michael Chadwick (2)	—	—	—	—		—
Richard Handler (2)	—	—	—	—		—
Mark Kelly (2)	—	—	—	—		—
G. Michael Stevens (2)	—	—	—	—		—

(1)

Grant date fair value of 150,000 restricted shares Mr. Scheinthal received under the Waitr Holdings Inc. 2018 Omnibus Incentive Plan (the “2018 Incentive Plan”) in connection with a consulting agreement entered into at the Closing with the Company. See “Certain Relationships and Related Party Transactions – Other Transactions – Consulting Agreements.”

(2)	Messrs. Handler, Kelly, Stevens and Chadwick each served as directors of Landcadia until the Closing.

Prior to the consummation of the Business Combination, we did not maintain a compensation policy for our non-employee directors and we did not pay any compensation to our non-employee directors. In connection with the consummation of the Business Combination, we adopted a non-employee director compensation policy. Each non-employee director is eligible to participate in the Company’s non-employee director compensation policy, which provides for compensation consisting of (i) an annual retainer of $30,000 payable in cash, (ii) an initial grant of restricted stock units valued at $250,000 on the date of grant, (iii) an annual grant of restricted stock units valued at $125,000 on the date of grant, (iv) with respect to each non-employee director serving as a member of the Executive Committee, an annual grant of restricted stock units valued at $50,000 on the date of grant, and (v) such additional compensation as is provided for under the policy. Each of Messrs. LeBlanc, Fletcher, Stream, Scheinthal and Fertitta were issued 10,965 restricted stock units on January 10, 2019, in accordance with the director compensation policy. In addition, Mr. Fletcher, who was not a non-employee director prior to the consummation of the Business Combination, received an initial grant of 21,930 restricted stock units and a grant of 4,386 restricted stock units for his service on the Executive Committee. Other than with respect to Mr. Fletcher, the non-employee directors elected to not receive the initial grant of restricted stock units.

PROPOSAL NO. 2 – RATIFICATION OF THE SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 and recommends that stockholders vote for ratification of such selection. Although we are not required by law to obtain such ratification from our stockholders, we have determined that it is desirable to do so. If our stockholders do not ratify the selection of Moss Adams LLP, the Audit Committee may reconsider its selection. The Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and our stockholders.

Moss Adams LLP has audited our consolidated financial statements since 2018. We expect that representatives of Moss Adams LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Principal Accountant Fees and Services

The following table shows the fees for professional services rendered to the Company by Marcum LLP and Moss Adams LLP for services in respect of the year ended December 31, 2018 and to Landcadia by Marcum LLP for the fiscal year ended December 31, 2017.

	2018				2017
	Moss Adams		Marcum		Marcum
Audit Fees	$497,523	(1)	$26,265	(2)	$52,015	(3)
Audit-Related Fees	85,000	(4)	30,206	(5)	—
Tax Fees(6)	—		—		—
All Other Fees(7)	—		—		—

Total Fees	$582,523		$56,471		$52,015

(1)	Audit fees include fees associated with the annual audit and fees related to registration statements.
(2)	Audit fees include fees associated with the review of our first, second and third quarter reports on Form 10-Q.
(3)

Audit fees were for the aggregate fees billed for professional services rendered by Marcum LLP related to the audit of Landcadia and the review of Landcadia’s quarterly financial statements during the fiscal year ended December 31, 2017.

(4)

Audit-related fees pertain to professional services for assurance and related services that are reasonably related to the performance of the audit of our financial statements and are not reported under “Audit fees.” These services include services and consultations related to the Landcadia Business Combination and related financial accounting and reporting standards.

(5)

Audit-related fees pertain to professional services for assurance and related services that are reasonably related to the performance of the audit of our financial statements and are not reported under “Audit fees.” These services include services and consultations related to the Company’s registration statements.

(6)	Tax fees included fees for tax advice and tax planning.
(7)	All other fees consist of permitted services other than those that meet the criteria described above.

Policy on Pre-Approval of Services Performed by Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. In recognition of this responsibility, the Audit Committee shall review and, in its sole discretion, pre-approve all audit and permitted non-audit services to be provided by the independent auditors as provided under the Audit Committee’s charter.

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally requires pre-approval of specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

Vote Required

The affirmative vote of a “majority” of votes cast by holders of our shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Abstentions, including those by a bank or broker if you hold your shares in “street name,” will have no effect on the outcome of the vote. If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under Nasdaq rules to vote your shares on this Proposal No. 2, even if the broker does not receive voting instructions from you.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

EXECUTIVE OFFICERS

Set forth below is a list and biographical information (except for Christopher Meaux, whose biography is listed in the section entitled “Information Regarding Director Nominees and Current Directors”) for each of our current executive officers.

Name	Age	Position(s) Held

Christopher Meaux	51	Chief Executive Officer and Chairman

Jeff Yurecko(1)	38	Chief Financial Officer

Joseph Stough	51	President and Chief Operating Officer

Karl Meche	47	Chief Accounting Officer

Sonny Mayugba	48	Chief Marketing Officer

Damon Schramm	50	Chief Legal Officer

(1)	Effective April 1, 2019, Jeff Yurecko succeeded David Pringle as the Company’s Chief Financial Officer.

Jeff Yurecko, 38, has served as our Chief Financial Officer since April 2019. Mr. Yurecko was Chief Financial Officer of Bite Squad from October 2016 until April 2019. From 2015 until joining Bite Squad, Mr. Yurecko served as Vice President at Minneapolis private investment firm Seed Partners LLC, and from 2008 to 2015, Mr. Yurecko held various roles within the Deals practice of PriceWaterhouseCoopers LLP (“PwC”) focused on advising strategic and financial clients on buy-side and sell-side due diligence for domestic and cross-border transactions, living and serving PwC in both the U.S. and Latin America. Mr. Yurecko holds a bachelor of science in business from University of Wisconsin.

Joseph Stough, 51, has served as our President and Chief Operating Officer since the Closing. Mr. Stough joined our executive team as its Chief Strategy Officer in January 2017 and served in such capacity until the Closing. Drawing on his past business success, Mr. Stough has led the creation and implementation of the Company’s operational excellence management system, called “the Company Excellence” (“WE”). In addition to serving on our Board, Mr. Stough also serves on the board of directors for First Federal Bank of Louisiana (where he has been on the board since 2017), Ducks Unlimited Inc. (where he has served since 2015), and as advisor to COVE, an operational excellence consultancy in Toledo, Ohio (since 2016). Prior to joining the Company full-time, Joe Stough founded Syntex Management Systems, Inc. (“Syntex”) in 1995. From 1996 to 2016, he was also the original designer and visionary behind the company’s flagship product, the IMPACT Enterprise(r) software suite, which is a worldwide leader in the Operational Excellence (“OE”) and Risk Management (“RM”) enterprise software marketplace for the Energy, Chemicals, and Heavy Manufacturing industries. Since 2004, the IMPACT software platform was used in 24 languages and over 150 countries due to its adoption as a critical component of the OE & RM Management Systems on a worldwide scale at several major global industrial companies. In 2010, Mr. Stough helped orchestrate the sale of Syntex to IHS Inc. Following the acquisition, Mr. Stough stayed to develop the OE & RM research and analytics business, leveraging the vast data sets resulting from years of global use of his IMPACT product. He served in this capacity from 2010 until October 2016. Mr. Stough graduated with a Master’s degree in Applied Statistics from University of California at Santa Barbara.

Karl Meche, 47, has served as our Chief Accounting Officer since the Closing. Mr. Meche previously served as Principal Accounting Officer and Director of Accounting and Treasurer of Stone Energy Corporation (“Stone”), a publicly traded oil and gas company, from December 2014 through July 2018, as well as various other roles within Stone between January 2003 and December 2014. Prior to joining Stone, Mr. Meche held various positions with public accounting firms Deloitte & Touche, LLP, Arthur Andersen, LLP and Ernst & Young, LLP. Mr. Meche is a Certified Public Accountant in the State of Louisiana and holds a Master of Taxation degree from the University of Denver in Denver, Colorado and a Bachelor of Science degree in Accounting from the University of Southwestern Louisiana in Lafayette, Louisiana.

Sonny Mayugba, 48, has served as our Chief Marketing Officer since the Closing. Mr. Mayugba previously served as Chief Market Officer of Waitr Inc. from June 2016 through the Closing. He was also a co-founder of Requested, Inc. and served as its Chief Executive Officer from February 2010 through August 2016. Mr. Mayugba has worked in the internet sector since 1995 as both a founder entrepreneur and a publisher. He is an occasional keynote speaker at business and technology conferences and was rated #1 out of 58 speakers at San Francisco’s 2015 Launch Scale Conference. Throughout his 25-year marketing career, Mr. Mayugba has built impactful business strategies for global commodities, Nasdaq-traded retailers and top-tier lifestyle brands. Mr. Mayugba is also the founder and owner of two restaurant units in California, informing his intimate knowledge of the modern-day restaurant and tech space.

Damon Schramm, 50, has served as our Chief Legal Officer since February 2019. Previously, Mr. Schramm was Chief Legal and Administrative Officer of Bite Squad from 2017 until 2019. From 2015 until 2017, he was Senior Vice President, General Counsel and Corporate Secretary at Evine Live, Inc. (Nasdaq: EVLV). From 2005 until 2015, he was Vice President, General Counsel and Corporate Secretary of Lakes Entertainment, Inc. (Nasdaq: GDEN). Prior to that, Mr. Schramm was a partner with the Gray Plant Mooty law firm where he practiced corporate law with an emphasis in finance, mergers and acquisitions, and corporate transactions.

EXECUTIVE COMPENSATION

Our Named Executive Officers

For the year ended December 31, 2018, our Chief Executive Officer and our two other most highly compensated executive officers, who we refer to as our named executive officers, were:

•	Christopher Meaux, our Chief Executive Officer;

•	David Pringle, our Chief Financial Officer; and

•	Joseph Stough, our President and Chief Operating Officer.

Prior to the Landcadia Business Combination, Tilman J. Fertitta was Landcadia’s Chief Executive Officer and Richard H. Liem was Landcadia’s Chief Financial Officer. Landcadia did not pay any compensation to these individuals in 2018. As such, Messrs. Fertitta and Liem are not included in the compensation disclosure set forth below.

Summary Compensation Table

The following table summarizes the total compensation paid to or earned by each of the named executive officers for the fiscal years ended December 31, 2018 and December 31, 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(a)	Option Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(c)	Total
Christopher Meaux	2018	$150,461	$—	$2,985,000	$—	$—	$281,115	$3,416,576
	2017	120,000	—	—	233,068	—	71,523	424,591
David Pringle	2018	96,729	—	—	2,007,012	—	48,549	2,152,290
	2017	75,000	—	—	224,899	—	—	299,899
Joseph Stough	2018	215,268	—	—	414,727	—	10,707	640,702
	2017	146,800	—	—	1,254,960	—	—	1,401,760

(a)	Reflects the grant date fair value of a restricted stock award granted to Christopher Meaux in accordance with FASB ASC Topic 718.
(b)	Reflects the grant date fair value of stock option awards granted to David Pringle and Joseph Stough in accordance with FASB ASC Topic 718.
(c)	All Other Compensation includes the following:

	Mr. Meaux	Mr. Pringle	Mr. Stough
Commission (1)	$270,101	$—	$—
Auto allowance	10,128	3,913	9,821
Benefits allowance	886	886	886
Consulting Arrangement	—	43,750	—

Total	$281,115	$48,549	$10,707

(1)

Reflects a percentage of gross orders made using the Company’s apps and websites through which diners order food and beverages from restaurants for takeout and delivery, which serves as an incentive for the named executive officer to perform and oversee all critical functions that generates a large gross order number. Mr. Meaux is no longer eligible to receive these payments as of the Closing.

Outstanding Equity Awards at 2018 Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested	Market Value of Shares or Units of Stock that have not yet Vested
Christopher Meaux	—	—	—	—	—	250,000	$2,787,500
David Pringle	—	74,600	—	$11.26	12/11/2028	—	—
Joseph Stough	—	76,377	—	$11.26	12/11/2028	—	—

(i)	The restricted stock award held by Christopher Meaux vests in three substantially equal installments on each of the first three anniversaries of November 15, 2018.
(ii)	The stock option award held by each of David Pringle and Joseph Stough vests in three substantially equal installments on each of the first three anniversaries of December 11, 2018.

Potential Payments upon Termination or Change-in-Control

Christopher Meaux

On November 15, 2018, the Company entered into an employment agreement with Christopher Meaux (the “Meaux Agreement”), pursuant to which Mr. Meaux will serve as the Company’s Chief Executive Officer. The Meaux Agreement has an indefinite term that will continue until terminated in accordance with its terms. The Meaux Agreement provides for an annual salary equal to $450,000, and a target annual cash bonus equal to $450,000, based upon the attainment of certain performance metrics determined by our Board. Additionally, pursuant to the Meaux Agreement, Mr. Meaux is entitled to reimbursement of up to a maximum of $20,000 for reasonable legal fees incurred in negotiating and drafting the Meaux Agreement.

Mr. Meaux will be able to participate in the same incentive compensation and benefit plans in which other senior executives of the Company are eligible to participate. Pursuant to the Meaux Agreement, at the Closing Mr. Meaux was granted 250,000 shares of restricted stock (the “Restricted Stock Award”), subject to the terms of the 2018 Incentive Plan, which will vest in three (3) equal installments over a three-year period following the grant date.

If the Company terminates Mr. Meaux’s employment for cause (as defined in the Meaux Agreement) or if he terminates his employment without good reason (as defined in the Meaux Agreement), Mr. Meaux will be entitled to receive (i) all accrued salary through the date of termination, (ii) reimbursement of expenses properly incurred in the course of employment, and (iii) any post-employment benefits due under the terms and conditions of the Company’s benefits plans (collectively, the “Meaux Accrued Amounts”). Mr. Meaux will not be entitled to any additional amounts or benefits as the result of a termination of employment for cause or by Mr. Meaux without good reason.

If the Company terminates Mr. Meaux’s employment without cause, or if Mr. Meaux terminates his employment for good reason, Mr. Meaux will be entitled to receive (i) the Meaux Accrued Amounts, (ii) any accrued but unpaid annual bonus for the year prior to termination, (iii) 1.5 times his base salary, (iv) a pro rata portion of the annual bonus for the year of termination based on actual results and based on the number of days in the fiscal year for which he was employed to the number of days remaining in the year, (v) if Mr. Meaux timely and properly elects health continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), reimbursement for 100% of the monthly COBRA premium paid by Mr. Meaux for himself and his dependents until the earlier of the date he is no longer eligible for COBRA coverage, receives such coverage under another employer’s group health plan or 18 months following the date of termination (the “COBRA Payments”), and (vi) the Restricted Stock Award will vest in full.

If Mr. Meaux’s employment is terminated by the Company without cause, or if Mr. Meaux terminates his employment for good reason, in each case, within 12 months following a “change in control” (as defined in the 2018 Incentive Plan), Mr. Meaux will be entitled to receive (i) the Meaux Accrued Amounts, (ii) 2 times his base salary, (iii) the target annual cash bonus for the year of termination, (iv) the Restricted Stock Award will vest in full, and (v) if Mr. Meaux timely and properly elects health continuation coverage under COBRA, the COBRA Payments.

If Mr. Meaux’s employment is terminated by the Company due to his death or disability, he will be entitled to receive (i) the Meaux Accrued Amounts and (ii) any post-employment benefits due under the terms and conditions of the Company’s benefit plans. Mr. Meaux or his beneficiaries will not be entitled to any additional amounts or benefits as the result of a termination of employment due to death or disability.

Mr. Meaux’s eligibility and entitlement, if any, to each severance payment and any other payment and benefit described above is subject to the execution and non-revocation of a release of claims agreement by him.

Mr. Meaux is also subject to the general confidentiality obligations in the Meaux Agreement as well as non-compete and non-solicitation restrictions for a period of 24 months from the date of separation.

The Meaux Agreement contains “clawback” provisions that enable the Company to recoup any amounts paid to Mr. Meaux under the Meaux Agreement if so required by applicable law or any applicable securities exchange listing standards.

If amounts payable to Mr. Meaux under the Meaux Agreement exceed the amount allowed under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), for him (thereby subjecting Mr. Meaux to an excise tax), then such payments due to Mr. Meaux will either (i) be reduced (but not below zero) so that the aggregate present value of the payments and benefits received by Mr. Meaux is $1.00 less than the amount which would otherwise cause Mr. Meaux to incur an excise tax under Section 4999 of the Code or (ii) be paid in full, whichever results in the greatest net after-tax payment to such executive.

Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2018, for the equity compensation plans of the Company pursuant to which grants of options, restricted stock, restricted stock units or other rights to acquire shares may be granted from time-to-time. As of December 31, 2018, there were 550,000 shares of restricted common stock outstanding pursuant to the 2018 Incentive Plan. In November 2018, 30,000 shares of common stock were issued under the 2018 Incentive Plan as stock bonus awards to former directors of the Company.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a) (#)	Weighted average exercise price of outstanding options, warrants and rights (b) ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c) (#)
Equity compensation plans approved by security holders:
Waitr, Inc. 2014 Stock Plan	554,368	$2.14	—
2018 Incentive Plan	326,465	$11.26	4,493,535
Equity compensation plans not approved by security holders	—	—	—

Total	880,833	$5.53	4,493,535

In the first quarter of 2019, there were grants of 152,457 stock options and 199,785 restricted stock units pursuant to the 2018 Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Indemnification of Officers and Directors

Our Charter contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages resulting from any breach of their fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to the Company or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law (the “DGCL”); or

•	any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.

Our Bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our Bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.

Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service and to advance all expenses incurred by them in investigating or defending any such action, suit, or proceeding.

We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as officers and members of the Board. We also maintain directors’ and officers’ liability insurance.

Policies and Procedures for Related Party Transactions

Related Party Transaction Policy

The Board has adopted a written Related Party Transaction Policy (the “Policy”) governing the review, approval and ratification of transactions that involve related persons and potential conflicts of interest. Related persons include the Company’s officers, directors and director nominees, holders of more than five percent (5%) of a class of the Company’s voting securities, and immediate family members of the foregoing persons. A “related party transaction” means a transaction or series of transactions in which the Company was, is or will be a participant and the amount involved will or may be expected to exceed $120,000, and in which a related party has a direct or indirect material interest. Examples include sales, purchases or other transfers of real or personal property, use of property and equipment by lease or otherwise, services received or furnished, the borrowing and lending of funds, as well as guarantees of loans or other undertakings; and the employment by the Company of an immediate family member of a related party, or a material change in the terms or conditions of the employment of such an individual.

The Audit Committee has the authority to (i) determine categories of related party transactions that are immaterial and are not required to be individually reported to, reviewed by, and/or approved by the Audit Committee and (ii) approve in advance categories of related party transactions that need not be individually reported to, reviewed by, and/or approved by the Audit Committee, but instead may be reported to and reviewed by the Audit Committee collectively on a periodic basis.

According to the Policy, the following transactions do not constitute related party transactions due to their nature, size and/or degree of significance to the Company and therefore do not require approval:

•	Any transaction where the interest of a related party arises solely as a result of being a director or a less than 10% beneficial owner of another entity that is a party to the transaction.

•

Any transaction where the interest of any (a) person who is or was (since the beginning of the last fiscal year for which the Company has filed an Annual Report on Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director, (b) greater than five percent (5%) beneficial owner of the Company’s common stock, or (c) Immediate Family Member (as defined below) of any of the foregoing (such party, a “Related Party”) arises solely as a result of being an employee (other than an executive officer) of another entity that is a party to the transaction, where (a) the Related Party and all other Related Parties own in the aggregate less than a five percent (5%) equity or similar ownership interest in such entity, (b) the Related Party and his or her spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee) (such party, an “Immediate Family Member”) are not involved in the negotiations of the terms of the transaction and do not receive any special benefits as a result of the transaction and (c) the amount involved in the transaction equals less than the greater of $1,000,000 or 2% of the consolidated annual gross revenues of the other entity that is a party to the transaction (and of which the Related Party is an employee).

•

Any employment by the Company of an executive officer of the Company, so long as (a) the related compensation is required to be reported in the Company’s proxy statement under applicable compensation disclosure requirements (generally applicable to “named executive officers”) or (b) the executive officer is not an Immediate Family Member of another executive officer or director of the Company, or nominee for director, and the related compensation would be reported in the Company’s proxy statement under applicable disclosure requirements if the executive officer was a “named executive officer,” and the Compensation Committee approved (or recommended that the Board approve) such compensation.

•	Any compensation paid to a director if the compensation is required to be reported in the Company’s proxy statement under applicable compensation disclosure requirements.

•

A transaction where the rates or charges involved are determined by competitive bids, or a transaction involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.

•	A transaction involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

•

A transaction in which the interest of the Related Party arises solely from ownership of a class of equity securities of the Company where all holders of that class of equity securities receive the same benefit on a pro rata basis.

Audit Committee Review and Approval

The Audit Committee has the primary responsibility for reviewing and approving “related party transactions.” The Audit Committee may delegate its authority to review and approve specified related party transactions or categories of related party transactions (other than a transaction involving a member of the Audit Committee) to one or more members of the Audit Committee where the Audit Committee determines that such action is warranted. The Audit Committee may also delegate its authority to review and approve specified related party transactions or categories of related party transactions to our CEO and CFO, acting collectively (other than transactions involving any such delegated officer or a director). Any determinations made by such Audit Committee member or members or by officers pursuant to such delegated authority shall be promptly reported to the full Audit Committee, which may ratify or reverse such determination, as it deems appropriate.

In connection with the approval or ratification of a related party transaction, the Audit Committee shall consider all relevant facts and circumstances relating to whether the transaction is in our best interests, including consideration of the following factors:

•	the Related Party’s relationship to the Company and interest in the transaction;

•	the material facts of the transaction, including the aggregate value of such transaction or, in the case of indebtedness, the amount of principal involved;

•	the benefits to the Company of the transaction;

•	if applicable, the availability of other sources of comparable products, services or capital;

•	an assessment of whether the transaction is on terms that are comparable to the terms available to or from an unrelated third party or to employees generally;

•	whether the transaction is in the ordinary course of business;

•	whether a transaction has the potential to impair director independence; and

•	whether the transaction constitutes a conflict of interest.

The Audit Committee has the obligation to notify our Board in writing on a quarterly basis of any and all related party transactions approved by the Audit Committee.

Other Transactions

Administrative Services Agreement

In connection with Landcadia’s initial public offering (the “IPO”), Landcadia entered into an administrative services agreement with Fertitta Entertainment, Inc. (“FEI Sponsor”), pursuant to which Landcadia paid the FEI Sponsor a total of $10,000 per month for office space, utilities and secretarial support until the Closing.

Convertible Promissory Note

On August 21, 2018, Landcadia issued a convertible promissory note (the “Convertible Note”) to FEI Sponsor that provided for the FEI Sponsor to advance to Landcadia, from time to time, up to $1,500,000 for ongoing expenses prior to the Closing. The Convertible Note was non-interest bearing and was payable on the earlier of (i) the completion by Landcadia of an initial business combination or (ii) December 14, 2018. At the option of the FEI Sponsor, any amounts outstanding under the Convertible Note could be converted into warrants to purchase shares of Landcadia’s Class A common stock at a conversion price of $0.50 per warrant and each warrant would entitle the FEI Sponsor to purchase one-half of one share of Class A common stock at an exercise price of $5.75 per half share, commencing 30 days after the completion of Landcadia’s initial business combination. The Company drew $1,500,000 on the Convertible Note and, at the Closing, the Company repaid the FEI Sponsor $1,250,000 in cash and issued to the FEI Sponsor 75,000 shares of common stock in full satisfaction of the loan.

Financial Advisory Fees and Deferred Discount

Jefferies LLC, an affiliate of Jefferies Financial Group Inc. (“JFG Sponsor” and, together with the FEI Sponsor, the “Sponsors”), was an underwriter in the IPO and received an underwriting discount of $2,125,000 at the closing of the IPO. In connection with the Closing, Jefferies LLC received an additional fee for its role as an underwriter of $3,718,750 payable from the trust account.

In addition, Landcadia paid Jefferies an aggregate fee of approximately $4,500,000 for its financial advisory services in connection with the Landcadia Business Combination and $1,700,000 in connection with its engagement as placement agent for the Debt Financing (as defined below) in connection with the Closing.

Private Placement Warrant Exchange

In connection with the Closing, Luxor agreed to (a) provide a senior secured first priority term loan facility to the Company’s wholly owned subsidiary in the aggregate principal amount of $25,000,000 (the “Debt Facility”) and (b) purchase from the Company an aggregate principal amount of $60,000,000 of the Company’s convertible promissory notes (the “Luxor Notes” and together with the Debt Facility, the “Debt Financings”). In connection with the Debt Financings, on November 15, 2018, each of the Sponsors exchanged the 14,000,000 private placement warrants, each of which entitled the holder thereof to purchase one-half of one share of common stock at a price of $11.50 per share (the “Sponsor Warrants”), held by them for 1,600,000 shares of the Company’s common stock.

Amended and Restated Registration Rights Agreement

On November 15, 2018, in connection with the Closing, the Company entered into an amended and restated registration rights agreement (the “A&R Registration Rights Agreement”) with the Sponsors and the investors named on the signature pages thereto (collectively, the “Investors”) that amended and restated that certain registration rights agreement, dated May 25, 2016, by and among Landcadia and certain of its initial investors. The A&R Registration Rights Agreement provides certain registration rights to the Investors and provides that the Company will, not later than 120 days after the Closing, file a registration statement covering (i) the shares of common stock issued at the Closing upon conversion of the shares of Landcadia’s Class F common stock (the “founder shares”), (ii) the private placement warrants (including any common stock issued or issuable upon exercise of any such private placement warrants) and (iii) the Company’s shares issued to former securityholders of Waitr at the Closing. Subject to certain exceptions, the Company will bear all Registration Expenses (as defined in the A&R Registration Rights Agreement).

Consulting Agreements

At the Closing, each of Steven L. Scheinthal (the former Vice President, General Counsel and Secretary of Landcadia and a current director of the Company) and Richard H. Liem (the former Vice President and Chief Financial Officer of Landcadia) (each, a “consultant”) entered into a consulting agreement with the Company (the “Consulting Agreements”) with a term of one year. Pursuant to the Consulting Agreements, each consultant will, at the direction of the Board or Chief Executive Officer of the Company, provide expertise, advice and assistance on such projects as reasonably requested, not to exceed 15 hours per month. In consideration of such services, the Consulting Agreements provide that each consultant will receive 150,000 restricted shares of common stock under the 2018 Incentive Plan, which will vest after one year, subject to the consultant’s continued provision of services through such date, unless the Consulting Agreement is earlier terminated due to the consultant’s death or disability, in which case the restricted shares will vest as of the date of such termination. Each Consulting Agreement may be terminated by the applicable consultant for any or no reason upon no less than 30 days’ written notice to the Company or by the Company for cause upon written notice to the applicable consultant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table sets forth information known to the Company regarding beneficial ownership of common stock as of April 26, 2019 by:

•	each person known by the Company to be the beneficial owner of more than 5% of outstanding common stock;

•	each of the Company’s executive officers and directors; and

•	all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Share of common stock issuable upon exercise of options or warrants currently exercisable or exercisable within 60 days are deemed outstanding solely for purposes of calculating the percentage of class and percentage of total voting power of the beneficial owner thereof.

The beneficial ownership of the common stock of the Company is based on 69,676,327 shares of common stock issued and outstanding as of April 26, 2019.

Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of common stock beneficially owned by him.

Directors and Officers(1)	Number of Shares Beneficially Owned	Percentage of Outstanding Shares
Christopher Meaux(2)	4,812,044	6.9%
Jeff Yurecko	—	—
Joseph Stough(3)	854,862	1.2%
Sonny Mayugba	291,026	*
Damon Schramm	61,750	*
Karl Meche	—	—
Sue Collyns(9)	4,250	—
Tilman J. Fertitta(4)	4,000,000	5.7%
Scott Fletcher	—	—
Jonathan Green(5)	3,067,168	4.2%
Joseph LeBlanc	126,386	*
Steven L. Scheinthal	150,000	*
William Gray Stream(6)	1,305,556	1.9%
Kian Salehi	2,594,394	3.7%
All Executive Officers and Directors as a Group (14 individuals)	17,267,436	23.9%
Greater than 5% Stockholders
Fertitta Entertainment, Inc.(4)	4,000,000	5.7%
Jefferies Financial Group Inc.(7)	4,648,501	6.7%

Meaux Enterprises, LLC(2)	4,812,044	6.9%
Luxor Capital Group, LP(5)	5,845,196	7.8%
Park West Asset Management LLC(8)	3,615,154	5.2%

*	Less than 1%.
(1)

Except as described in the footnotes below and subject to applicable community property laws and similar laws, the Company believes that each person listed above has sole voting and investment power with respect to such shares. Unless otherwise indicated, the business address of each of the entities, directors and executives in this table is 844 Ryan Street, Suite 300, Lake Charles, Louisiana 70601.

(2)

Interests shown include 3,843,708 shares held by Meaux Enterprises, LLC (“Meaux LLC”). Mr. Meaux has voting and dispositive control over the shares held by Meaux LLC. Any shares issued to Mr. Meaux personally in connection with the Landcadia Merger Agreement are expected to be transferred as soon as practicable following Closing to Meaux LLC, and all holdings by Meaux LLC and Mr. Meaux have been consolidated for purposes of this table.

(3)

Interests shown include 24,768 shares held by Stough Family Trust and 12,383 shares held by Jolie Ann Stough Trust (together, the “Stough Trusts”) for the benefit of Mr. Stough’s children. Mr. Stough disclaims beneficial ownership of the shares held by the Stough Trusts except to the extent of his respective pecuniary interests therein.

(4)	Interests shown are held directly by FEI. Tilman J. Fertitta owns and controls FEI and has voting and dispositive control over the shares held by FEI.
(5)

The interests held by Luxor Capital Group, LP (“Luxor Capital”) include (i) 845,195 shares of common stock, (ii) 384,615 shares of common stock issuable upon exercise of warrants held by investment funds affiliated with Luxor Capital (the “Luxor Funds”), and (iii) 4,615,386 shares of common stock issuable upon conversion of the Luxor Notes held by the Luxor Funds. Luxor Capital may be deemed to beneficially own the shares held by each of the Luxor Funds. In addition, Jonathan Green, as a managing member and controlling person of the general partner of one of the Luxor Funds, may be deemed to beneficially own (i) 435,999 shares of common stock held by such fund, (ii) 202,400 shares of common stock issuable upon conversion of warrants held by such fund and (iii) 2,428,769 shares of common stock issuable upon conversion of the Luxor Notes held by such fund. The Luxor Funds will not have the right to convert the Luxor Notes to the extent that after giving effect to such conversion, Luxor Capital would beneficially own in excess of 9.99% of the shares of common stock outstanding immediately after giving effect to such conversion. Christian Leone, as a controlling person of Luxor Capital, may be deemed a beneficial owner of all the shares to be owned by Luxor Capital, and Jonathan Green, as a controlling person of the general partner of one of the Luxor Funds, may be deemed the beneficial owner of the shares to be owned by such fund. Mr. Leone and Mr. Green disclaim beneficial ownership except to the extent of their respective pecuniary interests therein. The business address of Luxor, Mr. Leone and Mr. Green is 1114 Avenue of the Americas, 28th Floor, New York, NY 10036.

(6)

Interests shown include (i) 509,324 shares held by Stream Investment Holdings, LLC (“SIH”), (ii) 9,169 shares held by Stream Financial Services, LLC (“SFS”), (iii) 97,794 shares held by Sierra Pelican (“Sierra”) and (iv) 617,049 shares held by Mithras, LLC (“Mithras”). Mr. Stream has voting and dispositive control over the shares held by each of SIH, SFS, Sierra and Mithras, and therefore may be deemed a beneficial owner of the shares held by such entities. Mr. Stream disclaims beneficial ownership of the shares held by such entities except to the extent of his pecuniary interest therein.

(7)	Based solely on a Schedule 13D/A filed on March 13, 2019 by Jefferies Financial Group Inc. (f/k/a Leucadia National Corporation), on behalf of itself and its controlled subsidiaries.
(8)

Based solely on a Schedule 13G jointly filed on March 18, 2019 by (i) Park West Asset Management LLC, a Delaware limited liability company (“PWAM”) and (ii) Peter S. Park, as the sole member and manager of PWAM. PWAM is the investment manager to Park West Investors Master Fund, Limited, a Cayman Islands exempted company, and Park West Partners International, Limited, a Cayman Islands exempted company.

(9)	Interest shown consist of shares held indirectly through the Collyns Family Trust, of which Ms. Collyns is a trustee.

ADDITIONAL INFORMATION

Stockholder Proposals

Stockholders who intend to have a proposal, including nominations for election to the Board, considered for inclusion in our proxy materials for our 2020 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must submit the proposal in writing to our Secretary at Waitr Holdings Inc., 844 Ryan Street, Suite 300, Lake Charles, Louisiana 70601 by no later than February 8, 2020 and otherwise comply with the requirements of the SEC for stockholder proposals.

Stockholders who intend to bring a proposal before the 2020 Annual Meeting, or to nominate persons for election as directors, in accordance with the advance notice provisions of our Bylaws, must give timely written notice to the Company’s Secretary of such proposal or nomination. To be timely, the notice must be delivered to the above address not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding Annual Meeting; provided, however, that in the event that the Annual Meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the Annual Meeting is first made by the Company. Accordingly, to be timely, a notice must be received not later than March 9, 2020 nor earlier than February 8, 2020 (assuming the meeting is held not more than 45 days before or after June 5, 2020). Each notice must describe the stockholder proposal in reasonable detail and otherwise comply with the requirements set forth in our Bylaws.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to such stockholders. This delivery method is referred to as “householding” and can result in extra convenience for stockholders and cost savings for companies. This year, we will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from affected stockholders prior to the mailing date. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, or if you currently receive multiple copies and would like to request “householding” of your communications, please contacting the Company by phone at 1-800-661-9036 or by mail to Waitr Holdings Inc., 844 Ryan Street, Suite 300, Lake Charles, Louisiana 70601, Attn: Secretary. Upon written or oral request, we will promptly deliver separate proxy materials to any stockholders who receive one paper copy at a shared address.

Communications with the Board of Directors

All interested parties, including our stockholders, may contact one or more of our directors in his or her capacity as a member of the Board, or the Board as a whole, about bona fide issues or questions about Waitr, in writing via U.S. Mail or Expedited Delivery Service to the address below:

Waitr Holdings Inc.

844 Ryan Street

Suite 300

Lake Charles, Louisiana 70601

Attn: Secretary

Our Chief Legal Officer or Legal Department will review all incoming stockholder communications and, if appropriate, will forward such communications to the appropriate member(s) of the Board or, if none is specified, to the Chairman of the Board. Our Chief Legal Officer or Legal Department may decide in the exercise of its judgment whether a response to any stockholder communication is necessary.

Other Business

The Board knows of no other business that may come before the Annual Meeting. However, if any other matters are properly presented at the meeting, the proxy holders will vote upon them in accordance with their best judgment.

Incorporation by Reference

The information contained above under the caption “Audit Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor will such information be incorporated by reference into any future filing except to the extent that Waitr incorporates it by reference into such filing.

Annual Report on Form 10-K

A stockholder may obtain a copy of our 2018 Annual Report on Form 10-K, free of charge, by visiting our website at investors.waitrapp.com. Any stockholder who would like a copy of our 2018 Annual Report on Form 10-K, including the related financial statements and the financial statement schedules, may obtain one, without charge, by submitting a written request to the attention of our Secretary, Waitr Holdings Inc., 844 Ryan Street, Suite 300, Lake Charles, Louisiana 70601. Additionally, we will provide copies of the exhibits to the Annual Report on Form 10-K upon payment of a reasonable fee (which will be limited to our reasonable expenses in furnishing such exhibits).

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK EASY

IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on June 4, 2019.

INTERNET/MOBILE — www.cstproxyvote.com Use the Internet to vote your proxy. Have this proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL — Mark, sign and date this proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THIS PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY	Please mark your votes like this

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES AND “FOR” PROPOSAL TWO.
1.

To elect Pouyan Salehi and Steven L. Scheinthal as Class I directors to serve until the 2022 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified or until their earlier resignation, death or removal.

FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT*
☐	☐	☐

*Instruction: To withhold authority to vote for any individual nominee, mark the “For all Except” box above and write that nominee’s name on the line provided below.

2. To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.	FOR ☐	AGAINST ☐	ABSTAIN ☐

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

CONTROL NUMBER

Signature_____________________________________Signature, if held jointly_____________________________________ Date_____________, 2019

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign, When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If a partnership, please sign in partnership name by authorized person.

Proxy for Annual Meeting of Stockholders on June 5, 2019

Solicited on Behalf of the Board of Directors

Important Notice Regarding the Availability

of Proxy Materials for the Annual Meeting:

The Annual Report, Notice and Proxy Statement are available at

https://www.cstproxy.com/waitrapp/2019

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Christopher Meaux and Damon Schramm, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of common stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Waitr Holdings Inc., to be held June 5, 2019 at 9:00 a.m. Central Daylight Time at the Golden Nugget Lake Charles Hotel & Casino, located at 2550 Golden Nugget Boulevard, Lake Charles, Louisiana 70601, and at any adjournments or postponements thereof.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the other side)